Exhibit 99.4

MMMMMMMMMMMM MMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 1:00 a.m., Eastern Time, on January 9, 2020. Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/PRTO or scan delete QR code and control # the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Abstain For Against Abstain For Against 1. To approve an amendment to the sixth amended and restated certificate of incorporation of Proteon Therapeutics, Inc. (“Proteon”) to effect a reverse stock split of Proteon’s common stock at a ratio within the range between 1-for-30 and 1-for-50 (with such ratio to be mutually agreed upon by Proteon and ArTara Therapeutics, Inc. (“ArTara”) prior to the effectiveness of the merger); 2. To approve (i) the issuance of shares of Proteon capital stock pursuant to the merger and the private placement, which will represent (or are convertible into) more than 20% of the shares of Proteon common stock outstanding immediately prior to the merger, and (ii) the change of control resulting from the merger and the private placement, pursuant to Nasdaq Listing Rules 5635(a) and 5635(b), respectively; 3. To approve an amendment to the sixth amended and restated certificate of incorporation of Proteon to effect the series A preferred automatic conversion immediately following the consummation of the private placement; 4. To approve an amendment to the Proteon Amended and Restated 2014 Equity Incentive Plan to increase the number of shares of Proteon common stock available for issuance thereunder by 36,000,112 (without giving effect to the reverse split); and 5. To approve a postponement or adjournment of the Proteon special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2, 3 or 4. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMM C 1234567890 J N T 3 6 2 0 9 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 035ANJ B Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below A Proposals — The Board of Directors of Proteon Therapeutics, Inc. recommends a vote FOR Proposals 1-5. Special Meeting Proxy Card1234 5678 9012 345 *REPLACES EXISTING PAGE, Make sure hyperlink goes to this replacement exhibit. Exhibit 99.4

2020 Special Meeting of Proteon Therapeutics, Inc. Stockholders January 9, 2020, at 9:00 a.m. local time Morgan, Lewis & Bockius LLP One Federal Street, Boston, MA 02110 DIRECTIONS TO SPECIAL MEETING From the North: From the North: From I-93 South and the Tobin Bridge, take Exit 23 (Purchase Street/South Station). Upon exiting, proceed on Purchase Street and turn right onto Pearl Street. Turn left onto Franklin Street, then turn right onto Federal Street. Proceed to One Federal Street. From the South: Take I-93 north to Exit 20 (Mass. Turnpike/South Station). Stay in left lane. While on this long ramp, follow the sign for South Station/Chinatown. Continue straight (Lincoln Street) and at the 3rd traffic light turn right onto Summer Street. Take next left onto High Street then take first left onto Federal Street. Proceed to One Federal Street. From the West: Take the Mass. Turnpike (I-90) to Exit 24-A (South Station), following signs for Atlantic Avenue. At the 3rd traffic light, turn left onto Summer Street. Continue on Summer Street through 2 traffic lights, turning right onto High Street then take first left onto Federal Street. Proceed to One Federal Street. From Logan Airport: Follow the “Exit” signs from the airport to the Sumner Tunnel. Stay in the left lane of the tunnel. At the end of the tunnel, bear left and follow signs for Government Center. Turn left onto Congress Street. Follow Congress Street to Purchase Street. Turn right onto Purchase Street. Follow Purchase Street to Summer Street. Turn right onto Summer Street. Turn right at the next set of lights (High Street). On High Street take first left onto Federal Street. Proceed to One Federal Street. From the MBTA Red Line, Amtrak, and Commuter Rail (South Station): Coming out of South Station onto Summer Street, cross Surface Road and walk straight on to Federal Street. Continue on Federal Street, eventually crossing over Franklin Street. One Federal Street is on the left side of the street. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.edocumentview.com/PRTO q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Proxy for Special Meeting of Stockholders This Proxy is Solicited on Behalf of the Board of Directors for Special Meeting — January 9, 2020 The undersigned stockholder of Proteon Therapeutics, Inc. (the “Company” or “Proteon”), hereby acknowledges receipt of the Proxy Statement/Prospectus/Information Statement dated December 3, 2019, and hereby appoints Timothy P. Noyes and George A. Eldridge, or any of them, as proxies and attorneys-in-fact (“Proxies”), each with the power of substitution, on behalf and in the name of the undersigned, and hereby authorizes them to represent and vote, as designated on the reverse side of this ballot (with discretionary authority as to any and all other business that may properly come before the meeting), all of the shares of common stock that the undersigned is entitled to vote, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Proteon (the “Special Meeting”) to be held on January 9, 2020, at 9:00 am, local time, or at any postponement or adjournment thereof. This proxy is revocable and the undersigned may revoke it at any time prior to the Special Meeting by giving written notice of such revocation to the Secretary prior to the Special Meeting or by transmitting a subsequent vote over the Internet or by phone prior to the Special Meeting, or by attending the Special Meeting and voting in person. This proxy will be voted as directed, or if no such directions are indicated, the Proxies will have authority to vote for proposals 1-5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. If you are not voting on the internet or by telephone, please mark, sign, date and return this Proxy Card promptly using the enclosed reply envelope. (Items to be voted and signature line appear on reverse side.) Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Special Meeting. + C Non-Voting Items Proxy Card — Proteon Therapeutics, Inc.